EXHIBIT 11.

Computation of earnings per share first quarter 2001.


                                   NO. OF SHARES           WEIGHT
   06/30/00 Common stock           5,916,527
                                 -----------
                                   5,916,527                25%     1,479,132
                                                                  -----------
   09/30/00 Common stock           5,916,527
                                 -----------
                                   5,916,527                25%     1,479,132
                                                                  -----------
   12/31/00 Common stock           5,916,527
                                 ------------
                                   5,916,527                25%     1,479,132
                                                                  -----------
   03/31/01 Common stock           5,916,527
                                 -----------
                                   5,916,527                25%     1,479,132
                                                                  -----------
                                 23,666,108

    WEIGHTED AVERAGE NUMBER OF SHARES                           5,916,527


Earnings per Common share:
            Net income                    $112,046               $   .02

EXHIBIT 11.

Computation of earnings per share first quarter 2000.

                                                             NO. OF SHARES                      WEIGHT
                   6/30/99 Common stock                        5,916,527
                                                           -------------
                                                               5,916,527                      25%   1,479,132
                                                                                                    ---------
                   9/30/99 Common stock                        5,916,527
                                                           -------------
                                                               5,916,527                      25%   1,479,132
                                                                                                    ---------
                  12/31/99 Common stock                        5,916,527
                                                           -------------
                                                               5,916,527                      25%   1,479,132
                                                                                                    ---------
                   3/31/00 Common stock                        5,916,527
                                                           -------------
                                                               5,916,527                      25%   1,479,132
                                                                                                    ---------
                                                              23,666,108

     WEIGHTED AVERAGE NUMBER OF SHARES                                              5,916,527

Earnings per Common share:
                           Net loss                          $(120,820)            $   (0.02)

                                            Page 23